Exhibit 4.8

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 30, 2004

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TOPEACE ARCH ENTERTAINMENT GROUP INC. , (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PEACE ARCH PROJECT DEVELOPMENT CORP.

CONVERSION RIGHTS CERTIFICATE

Date: May 31, 2004

Rights Certificate No.: 1

WHEREAS Peace Arch Project Development Corp (including its successors and permitted assigns, the “Company”) has agreed to assume (the “Assumption”) certain indebtedness of Peace Arch Entertainment Group Inc. ("PAEG") to FremantleMedia Enterprises Ltd. (including its successors and permitted assigns, the “Holder”) of 1 Stephen Street, London, England, W1T 1AL, namely the principal sum of C$7,580,000, plus interest, payable by PAEG under the debt repayment agreement dated as of January 30, 2003 amongPAEG , the Holder, First Wave Productions Inc., Greenlight Film & Television Inc. and certain other signatories thereto (as amended from time to time, the “Debt Repayment Agreement”); and the Company has agreed to settle in favor of the Holder, through the transfer  of shares in the capital of PAEG , in respect of any amount of money still owing by the Company to the Holder under the Debt Repayment Agreement as at December 31, 2004 (the “Deficiency”), on the terms set out below.

1.

Grant of Rights.  For value received, the Company hereby grants to the Holder the right to  take Common Shares without par value in the capital of the Company (the “Common Shares”) in full or partial settlement of the Deficiency, on the terms set out below.

2.

Conversion Period.  The conversion period shall be the period commencing on January 1, 2005 and ending at 5:00 p.m. (Vancouver time) on March 31, 2005 (the “Conversion Period”).

3.

Conversion by Holder.  The Holder shall, at its option, have the right (the “Holder Conversion Right”) to, from time to time during the Conversion Period, convert the whole or any part of the Deficiency into Common Shares by delivering to the Company at 407-124 Merton Street, Toronto, Ontario a conversion form in the form of the conversion notice attached hereto setting out the amount of the Deficiency in respect of which it is exercising its Holder Conversion Right (a “Conversion Notice”), which delivery shall constitute an irrevocable election (subject to section 7  below) by the Holder to exercise the right to convert the whole or such portion of the Deficiency as is set forth in the Conversion Notice into Common Shares at the Conversion Price (as defined in section 4 below)..  For greater certainty, t he right of the Holder to convert the  principal sum owing under the Debt Repayment Agreement shall extend to any accrued and unpaid interest under the Debt Repayment Agreement, which shall become principal, bear interest and be payable as provided under the Debt Repayment Agreement, and which shall form part of the Deficiency for the purposes of the Holder Conversion Right,.

4.

Conversion Price.  The conversion price shall be equal to the lower of:

(a)

$5.00; and

(b)

the weighted average price per share of the Common Shares as reported by the TSX (or, if the Common Shares are not listed on such stock exchange, on such other stock exchange on which the Common Shares are listed as may be selected for such purpose by the Holder, or if the Common Shares are not so listed on any stock exchange, then on the over-the-counter market) (the “Average Price”) for the 30 consecutive Trading Days ending on December 31, 2004, provided that if the Average Price for such period is less than $3.00 then the Average Price shall be deemed to be $3.00.  The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market during the said 30 consecutive Trading Days by the total number of such Common Shares so sold.  A “Trading Day” shall be any day on which the TSX (or such other stock exchange or similar quotation system as may be selected by the Holder) is open for business and on which Common Shares have been traded;

all subject to adjustment as provided for herein (the “Conversion Price”).

5.

Partial Conversion.  The Holder may elect to take up  less than the full number of Common Shares of the Company entitled to be acquired hereunder.

6.

Delivery of Common Shares and Certificates.  Within ten business days of delivery to the Company of the Conversion Notice, the Company shall deliver or cause to be delivered to the Holder

certificates representing the Common Shares being taken up   by the Holder hereunder. ..

7.

No Rights of Shareholders.  Nothing contained in this Conversion Rights Certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein expressly provided.

8.

Adjustment of Conversion Price.  If and whenever at any time after the date hereof there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities, whether of PAEG or of another body corporate, or other capital reorganization, or a consolidation, amalgamation, plan of arrangement or merger of PAEG with or into any other corporation or other entity (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into or exchange for other shares), or a transfer of the undertaking or assets of PAEG as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), the Holder who exercises in whole or in part the right to convert this Conversion Rights Certificate into Common Shares pursuant to this Conversion Rights Certificate after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which the Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares into which this Conversion Rights Certificate was convertible immediately prior to such Capital Reorganization.  The Company will take all steps necessary to ensure that, on a Capital Reorganization, the Holder will, if it exercises its conversion rights hereto, receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization.  Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 8  with respect to the rights and interests thereafter of the Holder under this Conversion Rights Certificate to the end that the provisions set forth in this Section 8  will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of this Conversion Rights Certificate.  Any such adjustment will be made by and set forth in such notice as is approved by the Directors of PAEG , subject to all required regulatory approvals and the implementation of such Capital Reorganization.

9.

No Fractional Common Shares.  The Company shall not be required to deliver  fractional Common Shares upon the conversion of this Conversion Rights Certificate.  If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of this Conversion Rights Certificate, the Company shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder an amount in lawful money of Canada equal (computed to the nearest cent) to the Average Price of the Common Shares for the 30 consecutive Trading Days before such date multiplied by such fractional interest.

10.

Compliance with Applicable Securities Laws/Legending of Common Shares.  By accepting delivery of this Conversion Rights Certificate:

(a)

The Holder hereby represents and warrants as follows:

(i)

the Holder is aware of the PAEG'S 's business affairs and financial condition and has had access to and has acquired sufficient information about PAEG to reach an informed and knowledgeable decision to acquire the Holder Conversion Rights represented hereby or the Common Shares obtainable  upon exercise of this Conversion Rights Certificate (collectively, the “Securities”) and has such business and financial experience as is required to give Holder the capacity to protect the Holder's interests in connection with the acquisition of such Securities;

(ii)

the Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; and

(iii)

the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities and does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Securities.

(b)

The Holder hereby agrees and consents that this Conversion Rights Certificate shall be impressed with a legend (the “Legend”) reciting that, under applicable Canadian securities laws, the transfer thereof is restricted for a period of  months from the date of issue of this Conversion Rights Certificate (the “Restricted Period”), substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 30, 2004

(c)

The Holder hereby acknowledges that if this Conversion Rights Certificate is converted during the Restricted Period, the certificate or certificates representing the Common Shares issuable upon such conversion shall also be impressed with the Legend set forth above unless counsel reasonably acceptable to PAEG delivers an unqualified opinion that such Legend need not be imposed.

(d)

The Holder hereby acknowledges that the offer and sale of the Securities has not been registered under the United States Securities Act of 1933 as amended (the “1933 Act”) and as such that Securities may be resold or otherwise transferred only pursuant to a registration statement under the 1933 Act or in accordance with Regulation S or another exemption from the registration requirements of the 1933 Act.  Rule 904 of Regulation S provides that a resale of an outstanding security by any person other than the issuer, a distributor or any of their respective affiliates may be made pursuant thereto if the offer and sale of the security are made in an “offshore transaction” and if no “directed selling effort” is made in the United States with regard to the securities to be sold by the seller, an affiliate of the seller, or any person acting on their behalf.  An offer or sale of securities is made in an “offshore transaction” if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.  Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction.  Rule 904 imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

(e)

The Holder hereby acknowledges that:

(i)

this Conversion Rights Certificate and the certificate or certificates representing the Common Shares issuable upon conversion of the Holder Conversion Right shall be impressed with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO PEACE ARCH ENTERTAINMENT GROUP INC.  (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER

THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR (D) WITH THE PRIOR WRITTEN CONSENT OF PEACE ARCH ENTERTAINMENT GROUP INC. , PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

and that any certificate representing any securities issuable in substitution thereof will bear the same legend;

(ii)

if any of the Common Shares are being sold outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations, the legend may be removed from certificates representing such Common Shares by providing a declaration to the registrar and transfer agent of PAEG in the form PAEG  may reasonably prescribe from time to time; and

(iii)

notwithstanding subsection 12(e)(ii) above, the Holder shall be required to make the following certification when selling Common Shares in accordance with Regulation S of the 1933 Act:

“The Undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (B) certifies that: (1) the seller is not an affiliate of Peace Arch Entertainment Group Inc. as defined in the 1933 Act (other than solely by virtue of his position as an officer or director of of Peace Arch Entertainment Group Inc. ); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States; or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.  Terms used herein have the meanings given to them by Regulation S under the 1933 Act.”;

(f)

The Holder hereby acknowledges that the exemptions from the registration requirements provided under Regulation S, including Rule 904 promulgated thereunder, would not be available with respect to any resale of the Common Shares to “U.S. persons” (as defined in Regulation S) or through the facilities of the American Stock Exchange (“AMEX”) and that any such resale may be made only pursuant to an effective registration statement under the 1933 Act or another exemption from the registration requirements of the 1933 Act, such as Rule 144. The Holder further  acknowledges that Rule 144 permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions~~.~~ and understands that under Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not earlier than one (1) year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited “broker’s transaction” and the amount of securities being sold during any three-month period not exceeding specified volume limitations.  The Holder also acknowledges and understands that Peace Arch Entertainment Group Inc. may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell any of the Securities, or the other conditions under Rule 144 which are required of Peace Arch Entertainment Group Inc. ..  The Holder further acknowledges that for purposes of calculating the hold period under Rule 144, depending on the facts and circumstances at the time of conversion of the Holder Conversion Right for Common Shares, the Holder may or may not be entitled to “tack” the hold period of the holding of this Conversion Rights Certificate for purposes of the applicable hold period of the underlying Common Shares.

(g)

The Holder hereby acknowledges that it has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the securities represented hereby and issuable hereunder and with respect to applicable Canadian and U.S. resale restrictions and it is solely responsible, and neither PAEG nor the Company is in any way responsible, for compliance with applicable resale restrictions.

(h)

The Holder hereby consents to the Company and PAEG making a notation on their respective  records or giving instruction to the registrar and transfer agent of PAEG in order to implement the restrictions on transfer set forth and described herein.

11.

Address for Delivery.  The Company shall notify the Holder at the address set out above of any change in the name or address of the Company within five business days of such change.  Delivery of any notice or writing under this Conversion Rights Certificate by the Holder to the Company shall be validly made if delivered to such address.

12.

Assignment.  This Conversion Rights Certificate may be assigned by the Holder only in accordance with applicable securities laws and stock exchange requirements upon the assignee of the Holder agreeing to be bound by the terms of the Debt Repayment Agreement.  This Conversion Rights Certificate may only be assigned by the Company with the prior written consent of the Holder, which may not be unreasonably withheld.  This Conversion Rights Certificate shall be binding upon the successors and permitted assigns of the parties hereto.

13.

Governing Law.  The agreement evidenced hereby shall be governed and construed in accordance with the laws of the Province of British Columbia.

14.

Currency.  Unless otherwise indicated, all currency references herein are to Canadian dollars.

IN WITNESS WHEREOF the Company has caused this Conversion Rights Certificate to be executed by its duly authorized officers.

PEACE ARCH PROJECT DEVELOPMENT CORP ..

By:

/S/John Curtis
Authorized Signatory

CONVERSION NOTICE

TO:

PEACE ARCH PROJECT DEVELOPMENT CORP. ..

The undersigned holder of the attached Conversion Rights Certificate hereby exercises its Holder Conversion Right in respect of the amount of $_______________, representing a portion of the Deficiency, entitling the Holder to receive Common Shares (“Common Shares”) of Peace Arch Entertainment Group Inc. (or such number of shares and/or other securities and/or property to which such conversion entitles the Holder in lieu thereof or addition thereto under the provisions of the Conversion Rights Certificate) and requires the transfer of  such Common Shares pursuant to the terms of the Conversion Rights Certificate at the Conversion Price (as defined in the Conversion Rights Certificate) per Common Share on the terms specified in the Conversion Rights Certificate.

The undersigned irrevocably hereby directs that the Common Shares be issued and delivered as follows:

Name in Full	Address	Principal Amount

DATED this       day of                          ,

Name of Holder

Signature

Name

Position

Instructions

1.

The registered holder may convert its right to receive Common Shares by completing this form and surrendering this form to the Company (or its successor or assign) at its office  at 407-124 Merton Street, Toronto, Ontario , following which certificates for the Common Shares will be delivered or mailed according to the information in the Conversion Notice.

2.

If the Conversion Notice indicates that Common Shares are to be delivered  to a person or persons other than the registered holder of the Agreement, the signature of such holder of the Conversion Notice must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed who is a member of a recognized medallion guaranteed program.

3.

If the Conversion Notice is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4.

If the registered holder converts its right to receive Common Shares prior to the expiration of the applicable hold period, the Common Shares issued upon conversion of the Agreement will be subject to a hold period and will be issued with a legend, when applicable, reflecting such hold period.

5.

The holder of the Conversion Rights Certificate shall be required to provide such representations and warranties and acknowledgements, in the form set forth in Section 8  of the Certificate, as may be reasonably requested by the Company to comply with applicable U.S. and Canadian securities laws.